Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378, 333-166521 and 333-183243), Form S-3 (No. 333-120776) and Form S-3ASR (No. 333-223427) of Molson Coors Beverage Company of our report dated February 11, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 11, 2021